Exhibit 99.1

FitLife Brands to Acquire Irwin Naturals

Transformative acquisition will approximately double the

size of the company with no dilution to shareholders

OMAHA, NE – August 5, 2025 – FitLife Brands, Inc. (“FitLife,” or the “Company”) (Nasdaq: FTLF), a provider of innovative and proprietary nutritional supplements and wellness products, announced that it has entered into definitive documentation and received requisite approvals to acquire substantially all of the assets of Irwin Naturals and its related affiliates (“Irwin”) under Section 363 of the US Bankruptcy Code (the “Transaction”).

Highlights of the Transaction, which is expected to close on or about August 8, 2025, are as follows:

●	The Transaction will approximately double the size of the Company, with consolidated revenue for the combined business anticipated to be in excess of $120 million for the first full year of operation.

●	The adjusted EBITDA of the combined business is anticipated to be between $20-25 million for the first full year of operation.

●	The all-cash transaction, with no shares being issued by FitLife, is expected to be accretive to existing shareholders once all transaction-related costs have been expensed.

●

The purchase price of $42.5 million, which is subject to minor customary post-closing adjustments, includes approximately $16 million of net working capital and equates to a pre-synergy acquisition multiple of less than 6x EBITDA.

●	The Transaction will be funded using a combination of cash on hand and the proceeds of a new committed term loan and an upsized $10 million revolving credit facility provided by First Citizens Bank.

●	Pro forma for the Transaction, pre-synergy total leverage at closing is expected to be less than 2.25x EBITDA.

About Irwin Naturals

Irwin Naturals, founded in 1994, sells a wide variety of nutritional supplement products. Approximately 4% of Irwin’s revenue comes from online sales directly to the end consumer, 61% from wholesale sales to mass market customers, and 35% from wholesale sales to health food stores. The company’s largest mass market customers are CVS, Walmart, Walgreens, and Costco Canada. Under the terms of the Transaction, FitLife will acquire substantially all of the assets related to Irwin’s nutritional supplement business and will assume minimal liabilities.

During the first half of 2025, Irwin generated revenue of $33.1 million and adjusted EBITDA of $3.9 million. Consistent with seasonality patterns in the nutritional supplement industry, FitLife expects the second half of the year to be somewhat softer than the first half of the year.

Rationale for the Transaction

FitLife believes the Transaction is compelling for a number of reasons. First, FitLife and Irwin have product lines that are largely complementary. Irwin sells a broad range of products and is particularly strong in the weight loss, sexual wellness, and body cleanse segments of the market. Its product portfolio is complementary to FitLife’s existing business, which is heavily weighted to sports nutrition.

Second, the channel strengths of FitLife and Irwin are complementary, which is anticipated to drive revenue growth for brands across the combined portfolio. For example, Irwin brings channel strength in the food, drug, and mass market channel, which currently represents a very small portion of FitLife’s revenue. In addition, FitLife’s strength in online channels is anticipated to drive growth for Irwin’s brands. More specifically, Irwin does not sell its products on Amazon or any other e-commerce platforms, instead allowing wholesale partners to sell the products online. Similar to what it did following the MusclePharm acquisition, FitLife intends to fully internalize this revenue stream and drive further online growth for Irwin. As is the case across FitLife’s current portfolio of brands, online sales of Irwin products are anticipated to generate substantially higher gross margins than those achieved through wholesale distribution.

Third, FitLife believes it can operate Irwin more profitably due to operational synergies. Although Irwin, which is based in the Los Angeles area, will operate largely independently, FitLife anticipates achieving SG&A cost savings and believes that additional cost savings unrelated to personnel may also be achievable. Under the terms of the Transaction, FitLife will retain approximately 50 Irwin employees, a level of employment that is anticipated to result in a reduction of approximately $1.5 million in SG&A compared to Irwin’s cost structure prior to the Transaction.

Financing arrangements

FitLife plans to fund the consideration and the transaction costs using a combination of cash on hand as well as a new committed five-year term loan of $40.625 million and an upsized $10 million revolving credit facility, both provided by First Citizens Bank. Approximately $10.875 million of the proceeds of the new term loan will be used to refinance all of the Company’s previously outstanding term loans, with the remaining $29.75 million partially funding the acquisition consideration. The Company anticipates drawing no more than $6 million from its new revolving credit facility to fund the acquisition, with the remaining proceeds and all transaction costs funded from cash on hand.

The term loan and revolving credit facility will bear interest at rates ranging from SOFR+200-300, depending on leverage. The Company intends to swap approximately 50% of the new term loan from a SOFR-based variable interest rate to a fixed rate.

FitLife’s CEO, Dayton Judd, commented, “We are thrilled to welcome the Irwin brands and team members to the FitLife family. Irwin Naturals is a brand we have known and admired for a long time. We believe that our complementary sales channels and product portfolios will benefit both businesses, and we are excited for what the future holds.”

Preview of FitLife’s second quarter performance

For the second quarter of 2025, the Company expects to report a year-over-year revenue decline of approximately 4-5%, or $16.0 - $16.2 million, with the decline attributed almost entirely to MRC. The Company expects to report wholesale and online revenue growth for Legacy FitLife and a slight decline in wholesale and online revenue for MusclePharm. Excluding MRC, consolidated revenue for the rest of the business is expected to be approximately 4% higher than the same period last year.

The Company expects net income for the second quarter of 2025 to be between $1.6 - 1.8 million including the effect of approximately $0.7 million of transaction-related expense during the quarter. The Company expects adjusted EBITDA for the second quarter of 2025 to be between $3.2 - 3.4 million.

Regarding MRC, the primary reason for the year-over-year decline is the performance of a best-selling product under the Dr. Tobias brand. During the second quarter of 2024, this particular product grew significantly compared to the second quarter of 2023. During the second quarter of 2025, revenue for this product declined markedly compared to the second quarter of 2024, although it is still outperforming revenue from the second quarter of 2023. Beyond continuously working to optimize our listings and advertising strategy on Amazon, we are also beginning to invest in driving greater brand reach beyond Amazon, which we believe will also benefit the brand on Amazon.

As previously reported, the Company will hold an investor conference call after market close on August 14, 2025 at 4:30 pm ET. On this call, FitLife’s management will share additional information about the Transaction, provide a report on the Company’s second quarter financial performance, and address investor questions. Investors interested in participating in the live call can dial (833) 492-0064 from the United States and provide the conference identification code of 759665. International participants can dial (973) 528-0163 and provide the same code.

About FitLife Brands

FitLife Brands is a developer and marketer of innovative and proprietary nutritional supplements and wellness products for health-conscious consumers. FitLife markets over 250 different products primarily online, but also through domestic and international GNC franchise locations as well as through various retail locations. FitLife is headquartered in Omaha, Nebraska. For more information, please visit our website at www.fitlifebrands.com.

Cautionary Statement About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and may be identified by their use of words like "plans," "expects," "will," "anticipates," "believes," "intends," "projects," "targets," "estimates," "outlook," or other words of similar meaning. All statements that address expectations or projections about the future, including statements about completion of this transaction and FitLife's financial results or outlook; strategy for growth; product development; regulatory approvals; market position; capital allocation strategy; liquidity; and the anticipated benefits of acquisitions, restructuring actions, or cost savings initiatives are forward-looking statements.

Forward-looking statements are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements and other estimates also involve risks and uncertainties, many of which are beyond FitLife's control. While the list of factors presented below is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on FitLife's business, results of operations and financial condition. With respect to the contemplated transaction, forward-looking statements include, without limitation, financial estimates, statements as to the completion and benefits or effects of the transaction, including financial and operating results, the combined company's plans, objectives, expectations and intentions, and other statements that are not historical facts. The following risks, uncertainties and other factors could affect the Company's financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements: the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement for the transaction; the risk that any necessary regulatory approvals may not be obtained; risks that any of the closing conditions to the transaction may not be satisfied in a timely manner; the failure to realize the benefits of the transaction or FitLife’s strategy; the effect of the announcement of the transaction on the ability of the Company or Irwin to retain customers and key personnel and to maintain relationships with suppliers, and on their operating results and business generally; and potential litigation in connection with the transaction.

Additionally, there may be other risks and uncertainties that FitLife is unable to currently identify or that FitLife does not currently expect to have a material impact on its business. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of FitLife's management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. FitLife disclaims and does not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in the "Risk Factors" section of FitLife's Annual Report on Form 10-K, as modified by subsequent Quarterly Reports on Forms 10-Q and Current Reports on Form 8-K.